                                                                     EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements; File No. 33-7615, No. 33-12510, No. 33-19290, No. 33-31456, No. 33-32969, No. 33-33350, No. 33-39331, No. 33-47308, No.
33-47305, No. 33-50256, No. 33-50254, No. 33-50258, No. 33-55492, No. 33-57516,
No. 33- 53205, No. 33-53475, No. 33-54991, No. 33-58029, No. 33-59219, No.
33-61555, No. 33-62601, No. 33-60419,  No. 33-01681 and No. 33-01833.




                                 Arthur Andersen LLP


Philadelphia, PA
March 25, 1996